Section 906 Certifications

I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: October 28, 2010

/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: October 28, 2010

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR
Period (s) ended August 31, 2010

Putnam Global Health Care Fund
Putnam High Yield Trust
Putnam International Capital Opportunities Fund
Putnam High Income Securities Fund
Putnam Global Natural Resources Fund
Putnam Floating Rate Income Fund
Putnam Income Strategies Fund
Putnam Small Cap Value Fund
Putnam Global Consumer Fund
Putnam Global Energy Fund
Putnam Global Financials Fund
Putnam Global Industrials Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Emerging Markets Equity Fund
Putnam Global Utilities Fund